FIRST PACTRUST BANCORP, INC.

FOR RELEASE AT 2:00 P.M. P.S.T.
March 1, 2006

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – March 1, 2006 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of fourteen and one-half cents ($0.145) per share on its outstanding common stock. The dividend will be payable on March 28, 2006 to shareholders of record as of March 16, 2006.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this twelfth consecutive increase to our quarterly dividend reflects our commitment to enhance shareholder value.”

As of September 30, 2005, the Company had consolidated total assets of $734.9 million and stockholders’ equity of $76.8 million, with 4,409,662 shares of common stock currently outstanding. The Company’s stock is traded on the Nasdaq National Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

-END-